VIRTUALLOT, INC.

                     2002 STOCK OPTION PLAN

                        ARTICLE I - PLAN

          1.1 PURPOSE. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Virtuallot, Inc. (the "Company") and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

          1.2 RULE 16B-3 PLAN. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934
Act"), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any provision of the Plan or action by the
Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule
16b-3 without the consent of the shareholders of the Company.

          1.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective January 30,
2002 (the "Effective Date"), provided that within one year of the Effective
Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation
Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.


                             ARTICLE II - DEFINITIONS

          The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

          2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the
Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the
Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term
"subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.2 "AWARD" means each of the following granted under this Plan:
Incentive  Option,  Nonqualified  Option,  Stock  Appreciation
Right, Restricted
Stock  Award  or  Performance  Stock  Award.

          2.3 "BOARD OF DIRECTORS" means the board of directors of the
Company.

          2.4     "CHANGE  IN  CONTROL"  shall  mean  and
include the following
transactions  or  situations:

               (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the
Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or
"Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity
(including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

               (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated
Persons acting in
concert  with  one  another.

               (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or
Unrelated Persons acting in concert with one another become the "Beneficial
Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial
Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

               (d)     Any  consolidation  or merger of the
Company with or into
an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

               (e)     During  any  period of two years,
individuals who, at the
beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

               (f)     A change in control of the Company of a
nature that would
be  required  to  be  reported  in  response  to  Item  6(e)  of
Schedule 14A of
Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

          2.5     "CODE"  means  the  Internal Revenue Code of
1986, as amended.

          2.6 "COMMITTEE" means the Compensation Committee of the Board of
Directors or such other committee designated by the Board of Directors. The
Committee shall be comprised solely of at least two members who are both
Disinterested Persons and Outside Directors or by the Board of Directors in its entirety.

          2.7 "COMPANY" means Virtuallot, Inc., a Nevada corporation.

          2.8 "CONSULTANT" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

          2.9 "DISINTERESTED PERSON" means a "disinterested person" as that term is defined in Rule 16b-3 under the 1934 Act.

          2.10 "ELIGIBLE PERSONS" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are
(i) key personnel
(including officers and directors) of the Company or Affiliate, or (ii)
Consultants or independent contractors who provide valuable services to the
Company  or  Affiliate  as  determined  by  the  Committee.

          2.11 "EMPLOYEE" means a person employed by the Company or any
Affiliate  to  whom  an  Award  is  granted.

          2.12 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or
(b) if the Stock
is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market
System; or (c) if the Stock is not listed on the Nasdaq National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to
(x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or
(y) that amount
as  determined  by  the  Committee  in  good  faith.

          2.13     "INCENTIVE  OPTION" means an option to
purchase Stock granted
under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

          2.14 "NONQUALIFIED OPTION" means an option to purchase Stock granted under this Plan other than an Incentive Option.

          2.15 "OPTION" means both an Incentive Option and a Nonqualified
Option granted under this Plan to purchase shares of Stock.

          2.16 "OPTION AGREEMENT" means the written agreement by and between the Company and an Eligible Person which sets out the terms of an Option.

          2.17 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

          2.18     "PLAN"  means  the Virtuallot, Inc. Employee
Stock Option
Plan, as set out in this document and as it may be amended from time to time.

          2.19 "PLAN YEAR" means the Company's fiscal year.

          2.20 "PERFORMANCE STOCK AWARD" means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VI.

          2.21 "RESTRICTED STOCK" means Stock awarded or purchased under a
Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and
(ii) any stock or
securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

          2.22     "RESTRICTED  STOCK  AGREEMENT" means an
agreement between the
Company or any Affiliate and the Eligible Person pursuant to which the Eligible
Person  receives  a  Restricted  Stock  Award  subject  to
Article  VI.

          2.23     "RESTRICTED  STOCK AWARD" means an Award of
Restricted Stock.

          2.24 "RESTRICTED STOCK PURCHASE PRICE" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock
Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

          2.25 "STOCK" means the common stock of the Company, $.0001 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the
Company or another corporation, that other stock or security.

          2.26 "STOCK APPRECIATION RIGHT" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

          2.27 "10% STOCKHOLDER" means an individual who, at the time the
Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.


                            ARTICLE III - ELIGIBILITY

          The individuals who shall be eligible to receive Awards shall be those
Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Award or to receive Stock, Options, Stock Appreciation
Rights or any Performance Stock Award under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a
Disinterested Person or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

               ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

          4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those
Eligible Persons of the Company or any of its Affiliates as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of
Stock to be covered by any Award to be granted to an Eligible Person shall be determined by the Committee.

          4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 3,000,000 shares.
The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to options or stock appreciation rights which may be issued to any eligible person under the plan during each plan year shall be determined by the compensation committee. The maximum number of shares subject to restricted stock awards which may be granted to any eligible person under the plan during each plan year shall be determined by the compensation committee. The maximum number of shares subject to performance stock awards which may be granted to any eligible person during each plan year shall be determined by the compensation committee. The number of shares stated in this
Section 4.2 shall be subject to adjustment in accordance with the provisions of
Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the
Plan.

          4.3 NON-TRANSFERABILITY. Awards shall not be transferable by the
Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a
Restricted Stock Agreement during the Eligible Person's lifetime, only by him.
Any attempt to transfer an Award other than under the terms of the Plan and the
Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

          4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any
Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that
Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any
Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an
Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

          4.5     CHANGES  IN  THE  COMPANY'S  CAPITAL
STRUCTURE.
               (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his
Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the
Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

               (b)     If  the  Company  is  merged or
consolidated with another
corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this
Plan:

                    (i)     subject to the provisions of clause
(c) below, after
the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised;

                    (ii)     the  Board  of  Directors may waive
any limitations
set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

                    (iii)     all  outstanding  Options  may  be
canceled by the
Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration.
The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

               (c)     After  a  merger  of  one  or  more
corporations into the
Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance
Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

               (d)     In  each  situation  described  in  this
Section 4.5, the
Committee will make similar adjustments, as appropriate, in outstanding Stock
Appreciation  Rights.

               (e) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

          4.6     ELECTION  UNDER  SECTION 83(B) OF THE CODE.  No
Employee shall
exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.


                ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

          5.1 TYPE OF OPTION. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a
Nonqualified Option. Incentive Stock Options may only be granted to Employees.

          5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair
Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted.
The Committee in its discretion may provide that the price at which shares of
Stock may be purchased under an Incentive Option shall be more than 100% of Fair
Market Value. In the case of any 10% Stockholder, the price at which shares of
Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.
The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

          5.3 DURATION OF OPTIONS AND SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or
SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive
Option  is  granted.

          5.4     AMOUNT  EXERCISABLE  -- INCENTIVE OPTIONS.
Each Option may be
exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option
Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant, unless otherwise stated in the Option Agreement. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds

$100,000,  the  portion  in  excess of $100,000 of the Incentive
Option shall be
treated as a Nonqualified Option. In making this determination, Incentive
Options shall be taken into account in the order in which they were granted.

          5.5     EXERCISE  OF  OPTIONS.  Each  Option shall be
exercised by the
                  ---------------------
delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

               (a)     cash,  certified  check, bank draft, or
postal or express
money order payable to the order of the Company for an amount equal to the option price of the shares,

               (b)     Stock  at  its Fair Market Value on the
date of exercise,
(if  approved  in  advance  by  the  Committee),

               (c)     an  election  to  make  a  cashless
exercise  through  a
registered broker-dealer (if approved in advance by the Committee),

               (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

               (e)     any  other  form  of  payment  which is
acceptable to the
Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

          As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the
Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the
United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

          Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the
Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

          5.6 STOCK APPRECIATION RIGHTS. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of an
SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person, from participation in any other grant of awards by the
Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock
Appreciation  Rights  Agreement.

          5.7     STOCK  APPRECIATION  RIGHTS  IN  TANDEM  WITH
OPTIONS.  Stock
Appreciation Rights may, at the discretion of the Committee, be included in each
Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. The payment may be made in shares of Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. Stock Appreciation Rights may be exercised only when the Fair
Market Value of the Stock covered by the Option surrendered exceeds the exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the
Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying
Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and
(d) may be exercised only when the underlying Option is eligible to be exercised.

          5.8     CONDITIONS  OF  STOCK  APPRECIATION  RIGHTS.
All  Stock
Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the
Company or payment of any applicable employment or withholding taxes.

          5.9 PAYMENT OF STOCK APPRECIATION RIGHTS. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair
Market Value of the specified shares of Stock on the exercise date exceeds the
Fair Market Value of the specified shares of Stock on the date of grant of the
SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

          5.10 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR granted to Employees or Consultants shall terminate one day less than three months after severance of employment of the Employee from the Company and all
Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability.
Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

          5.11 DEATH. If, before the expiration of an Option or SAR, the
Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the
Option  or  SAR's  agreement.

          5.12 RETIREMENT. Unless it is expressly provided otherwise in the
Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option
Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the
Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement. Upon retirement, an SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

          5.13 DISABILITY. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the
Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option or SAR to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the
Option  Agreement.

          5.14 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

          5.15     RELOAD OPTIONS.  Without in any way limiting
the authority of
the  Board  of  Directors  or Committee to make or not to make grants of Options
hereunder, the Board of Directors or Committee shall have the authority (but not
an  obligation) to include as part of any Option Agreement a provision entitling
the  Eligible  Person  to  a further Option (a "Reload Option")
in the event the
Eligible Person exercises the Option evidenced by the Option
Agreement, in whole
or  in  part, by surrendering other shares of Stock in accordance with this Plan
and  the  terms  and conditions of the Option Agreement.  Any such Reload Option
(a) shall be for a number of shares equal to the number of shares surrendered as
part  or  all of the exercise price of such Option; (b) shall have an expiration
date  which  is  the  greater  of (i) the same expiration date of the Option the
exercise of which gave rise to such Reload Option or (ii) one year from the date
of  grant  of  the  Reload Option; and (c) shall have an exercise price which is
equal  to  one  hundred  percent  (100%)  of  the Fair Market
Value of the Stock
subject  to  the  Reload  Option on the date of exercise of the original Option.
Notwithstanding  the foregoing, a Reload Option which is an
Incentive Option and
which  is  granted  to  a 10% Stockholder, shall have an exercise price which is
equal  to  one  hundred ten percent (110%) of the Fair Market
Value of the Stock
subject  to the Reload Option on the date of exercise of the original Option and
shall  have  a  term  which  is  no  longer  than  five  (5)
years.

          Any such Reload Option may be an Incentive Option or a Nonqualified
Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any
Reload Option as an Incentive Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive
Stock Options described in the Plan and in Section 422(d) of the Code. There shall be no Reload Options on a Reload Option. Any such Reload Option shall be subject to the availability of sufficient shares under Section
4.2 herein and
shall be subject to such other terms and conditions as the Board of Directors or
Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

          5.16 NO RIGHTS AS STOCKHOLDER. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.


                      ARTICLE VI - RESTRICTED STOCK AWARDS

          6.1     RESTRICTED  STOCK  AWARDS.  The  Committee may
issue shares of
                  -------------------------
Stock to an Eligible Person subject to the terms of a Restricted Stock
Agreement. The Restricted Stock may be issued for no payment by the Eligible
Person or for a payment below the Fair Market Value on the date of grant.
Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The
Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

          6.2 RESTRICTIONS. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

               (a)     a  prohibition  against  the  sale,
transfer, alienation,
pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

               (b)     a  requirement  that  the  holder of
shares of Restricted
Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

               (c)     a  prohibition  against  employment  of
the  holder  of
Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

               (d)     unless  stated  otherwise  in  the
Restricted  Stock
Agreement,

                    (i)     if  restrictions  remain at the time
of severance of
employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and

                    (ii)     if  severance  of  employment  is
by  reason  of
disability or death, the restrictions on the shares shall lapse and the Eligible
Person or his heirs or estate shall be 100% vested in the shares subject to the
Restricted  Stock  Agreement.

          6.3 STOCK CERTIFICATE. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock
Award and deposited, together with a stock power endorsed in blank, with the
Company. Each such certificate shall bear a legend in substantially the following form:

          The  transferability  of  this  certificate  and  the
shares of Stock
          represented  by  it  is  restricted  by  and  subject
to the terms and
          conditions (including conditions of forfeiture) contained in the Virtuallot, Inc. 2002 Employee Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on
file in the office of the Secretary of           the  Company.

          6.4 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

          6.5     LAPSE  OF  RESTRICTIONS.  At the end of the
time period during
                  -----------------------
which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the
Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

          6.6 RESTRICTION PERIOD. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.


                     ARTICLE VII - PERFORMANCE STOCK AWARDS

          7.1 AWARD OF PERFORMANCE STOCK. The Committee may award shares of
Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific Performance
Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

          7.2     PERFORMANCE  GOALS.  Performance  goals
determined  by  the
Committee may be based on specified increases in cash flow, net profits, Stock price, Company, segment or Affiliate sales, market share, earnings per share, return on assets, and/or return on stockholders' equity.

          7.3 ELIGIBILITY. The employees eligible for Performance Stock
Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its
Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

          7.4 CERTIFICATE OF PERFORMANCE. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.
If the Committee
certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.


                          ARTICLE VIII - ADMINISTRATION

          The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

               (a) determine the Eligible Persons to whom and the time or times at which Options or Awards will be made,

               (b)     determine  the number of shares and the
purchase price of
Stock covered in each Option or Award, subject to the terms of the Plan,

               (c)     determine  the  terms,  provisions and
conditions of each
Option  and  Award,  which  need  not  be  identical,

               (d)     accelerate  the  time  at which any
outstanding Option or
SAR may be exercised, or Restricted Stock Award will vest,

               (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee,

               (f)     prescribe,  amend  and  rescind  rules
and  regulations
relating  to  administration  of  the  Plan,  and

               (g)     make  all other determinations and take
all other actions
deemed necessary, appropriate, or advisable for the proper administration of this Plan.

          The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other
Articles of this Plan,
when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.


                  ARTICLE IX - AMENDMENT OR TERMINATION OF PLAN

          The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for
Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders.
Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the
Code so as to receive preferential federal income tax treatment.


                            ARTICLE X - MISCELLANEOUS

          10.1     NO  ESTABLISHMENT  OF A TRUST FUND.  No
property shall be set
aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

          10.2 NO EMPLOYMENT OBLIGATION. The granting of any Option or
Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

          10.3 FORFEITURE. Notwithstanding any other provisions of this
Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an
Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United
States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

          The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an
Eligible Person's competitive activity shall be final. No decision of the
Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

          10.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted
Stock, or award of Performance Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the
Eligible Person (or other person exercising the Option or SAR or receiving the
Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any
Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

          10.5 WRITTEN AGREEMENT. Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the
Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

          10.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses
(including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the
Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of
Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the
Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of
Directors and shall be in addition to all other rights to which a member of the
Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

          10.7 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

          10.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

          10.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

          10.10 OTHER OPTIONS OR AWARDS. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future
Options or Awards upon the same terms or conditions as previously granted.

          10.11     GOVERNING  LAW.  The  provisions  of  this
Plan  shall  be
construed, administered, and governed under the laws of the State of Nevada.